EXHIBIT 16

Letter to the Securities and Exchange Commission from Hansen, Barnett & Maxwell:


                                  March 4, 1999

Securities and Exchange Commission
Washington D.C.

RE: Recom Managed Systems, Inc.

We have read the  statements  Recom Managed  Systems,  Inc. made in its Form 8-K
dated  March  4,  1999  regarding   changes  in  the   registrant's   certifying
accountants. We agree with the statements made therein.

                                  /s/  Hansen, Barnett & Maxwell
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                                  HANSEN, BARNETT & MAXWELL